Exhibit 10.5

THIS AGREEMENT (the “Agreement”), made as of the [   ] th day of [   ], between Bond Street Holdings, Inc. (the “Company”) and [                    ] (the “Participant”).

WHEREAS, the Company has adopted and maintains the Bond Street Holdings, Inc.  2013 Incentive Stock Plan (the “Plan”) to further the growth and development of the Company by enabling eligible persons to obtain a proprietary interest in the Company, thereby providing such persons with an added incentive to continue in the employ or service of the Company or of Florida Community Bank, NA, a wholly owned subsidiary of the Company (the “Bank” and together with the Company, the “Company Group”), and stimulating their efforts in promoting the growth, efficiency and profitability of the Company Group, and affording the Company Group a means of attracting to its service persons of outstanding quality;

WHEREAS, the Plan provides that a committee (the “Administrator”) shall administer the Plan and determine the key persons to whom restricted stock units shall be granted and the amount and terms of such restricted stock units; and

WHEREAS, the Administrator has determined that the purposes of the Plan would be furthered by granting the Participant restricted stock units under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.

Grant of RSUs.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Administrator hereby grants to the Participant ____ restricted stock units (the “RSUs”).  The RSUs constitute the right to receive from the Company an equal number of shares of Class A Common Stock of the Company (the “RSU Shares”) or, in the sole discretion of the Administrator, a cash payment equal to the value of the RSU Shares (the “RSU Cash Payment”) on the date that the RSUs are exercised/settled.

2.

Grant Date.  The grant date of the RSUs is [     ] (the “Grant Date”).

3.

Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Administrator, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Plan.

4.

Vesting.   The RSUs shall be 100% vested on the Grant Date.

5.

Exercise/Settlement of RSUs; Withholding. The RSUs shall be automatically exercised/settled upon the earlier of (a) the effective date of a Change of Control (as defined herein), and (b) the closing of an initial public offering by the Company raising at least $100,000,000 of proceeds (provided that any RSU Shares delivered pursuant this clause (b) may not be transferred by the Participant for a period of six months after the closing of such initial public offering).  Within thirty (30) days after the automatic exercise/settlement of the RSUs, the Company shall deliver to the Participant the RSU Shares, RSU Cash Payment or Substitute Equity, as the case may be.  The Company’s obligations to deliver the RSU Shares or Substitute Equity under this Agreement shall be subject to the payment by the Participant of any applicable federal, state and local withholding tax.  The Participant may elect to satisfy such withholding taxes with RSU Shares (having a fair market value equal to the withholding taxes due) to be delivered upon the exercise/settlement of the RSUs.

6.

Expiration Date; Change of Control.

(a)

Subject to the provisions of the Plan and this Agreement, the RSUs shall expire and terminate on the tenth anniversary of the Grant Date.

(b)

 “Change of Control” shall mean (i) the sale of all or substantially all of the assets of the Company or the Bank, (ii) the sale of more than 50% of the outstanding equity securities of the Company or the Bank, except in a  public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act (as defined herein), (iii) the dissolution or liquidation of the Company or the Bank, (iv) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is not the surviving entity, (v) any merger, share exchange, consolidation or other reorganization or business combination of the Company or the Bank if immediately after such transaction either (A) persons who were members of the board of directors of the Company or Bank, as applicable, immediately prior to such transaction do not constitute at least a majority of the board of directors of the surviving entity, or (B) the holders of the voting capital stock of the Company or the Bank immediately prior to such transaction have not received, pursuant to the terms of such transaction, a majority of the voting equity securities of the surviving entity, or (vi) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is the surviving entity but the holders of shares in the Company receive securities of another entity and/or other property, including cash.

(c)

In the event of a Change of Control, the Participant may elect to receive common stock in the surviving or acquiring entity (the “Substitute Equity”) of equal value instead of the RSU Shares or the RSU Cash Payment.

7.

Securities Matters.

(a)

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of any interests in the Plan or the RSU Shares to be issued thereunder or to effect similar compliance under any state laws.    The Administrator may require, as a condition of the issuance and delivery of certificates evidencing the RSU Shares pursuant to the terms hereof, that the recipient of the RSU Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Administrator, in its reasonable discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the RSU Shares, if and when issued upon the exercise/redemption  of the RSUs, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act and, accordingly, the Participant may be required to hold the RSU Shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

(b)

The Participant shall have no rights as a shareholder of the Company with respect to the RSU Shares unless and until a certificate with respect to the RSU Shares is issued in the name of the Participant or, in the case of uncertificated RSU Shares, an appropriate book entry is made on the books of the transfer agent reflecting the issuance of the RSU Shares.

8.

Transferability/Exercise After Death.  The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.  After the Participant’s death, the Participant’s will may specifically disposes of the RSUs, in which case the any such individual or entity that holds the RSUs after the Participant’s death shall be bound by all the terms and conditions of the Plan and this Agreement.

9.

Covenants.

(a)

Non-Solicit and Non-Hire.  During the period commencing on the Grant Date and ending on the date that is 12 months following the later of the Participant’s (i) termination of employment or (ii) termination of service on the Board of Directors of a member of the Company Group (the “Service Termination Date”), such Participant shall not, directly or indirectly, either alone or jointly with or on behalf of any third party, solicit, induce or encourage the resignation of any employee or consultant of the Company Group; or hire, assist any other Person in hiring, or attempt to hire or reach any agreement (oral or written) with respect to the prospective hiring of any person who is or was an employee or consultant of the Company Group during the 12-month period preceding the Participant’s termination date.

(b)

Non-Solicit of Customers.  During the period commencing on the Grant Date and ending on the date that is 12 months following the Participant’s Service Termination Date, such Participant shall not, directly or indirectly, either alone or jointly with or on behalf of any third party, solicit, induce or encourage any business from any of the Company Group’s customers, including actively sought prospective customers, for purposes of providing to such customers products or services that are competitive with those provided or offered by the Company Group.

(c)

 Non-Competition. During the period commencing on the grant Date and ending on the date that is 12 months following the Participant’s Service Termination Date, the Participant will not, in the Southeast United States, either directly or indirectly, on the Participant’s own behalf or in the service of or on behalf of others, in any capacity, engage in any business which is the same as or essentially the same as the business of the Company Group.

10.

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

11.

Right of Discharge Preserved.  Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company Group, or affect any right which the Company Group may have to terminate such employment or service.

12.

Integration.  This Agreement, together with the Plan, contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Plan.  This Agreement, together with the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

13.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

15.

Participant Acknowledgment.  The Participant hereby acknowledges (i) receipt of a copy of the Plan, (ii) that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Agreement and the RSUs shall be final and conclusive and (iii) that any RSU Shares acquired upon the exercise/redemption of the RSUs are being acquired for the Participant’s own account and not with a view to distribution.

16.

Written Certificate.  This Agreement constitutes the written certificate required under Section 2.1 of the Plan.

17.

Data Privacy.  For the purpose of implementing the Plan and administering the RSUs, the Participant by executing this Grant Agreement explicitly consents to the collection, processing and transfer, electronically of otherwise, of personal data by the Company, and its affiliates as necessary.  Moreover, the Participant acknowledges and agrees by executing this Agreement that personal data (including but not limited to:  the Participant’s name, home address, telephone number, employee number, employment status, tax identification number, data for tax withholding purposes) may need to be transferred to third parties assisting the Company with the implementation of the Plan and the administration of the RSUs. The Participant by executing this Agreement expressly authorizes such transfer to and processing by third parties. Moreover, the Participant understands and acknowledges that the Company may need to transfer the Participant’s personal data to countries other than his or her country of employment.  The Company will only hold the Participant’s personal data as long as is necessary to implement and administer the Participant’s RSUs.  The Participant may, at any time, request a list with the names and addresses of any third party recipients of his or her personal data, view his or her personal data, request additional information about the storage and processing of his or her personal data, require any necessary amendments to his or her personal data and refuse or withdraw the consents herein, without cost, by contacting in writing the Company’s legal department representative.  However, the Participant acknowledges that refusing or withdrawing his or her consent to the above-described processing and transfer may affect the Participant’s ability to receive RSUs under the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan, as of the day and year first written above.

BOND STREET HOLDINGS, INC.

By:

Name:

Title: